UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 18, 2024

Worksport, LTD

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40681	35-2696895
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 N America Dr

West Seneca, NY 14224

(Address of principal executive offices)

888-554-8789

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WKSP	The Nasdaq Stock Market LLC
Warrants	WKSPW	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2024, Worksport Ltd., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a certain institutional investor (the “Purchaser”) pursuant to which the Company sold, in a registered direct offering, an aggregate of (i) 2,372,240 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”) and (ii) 1,477,892 pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 1,477,892 shares of Common Stock (the “Pre-funded Warrant Shares”). The offering price per Share was $0.74 and the offering price per Pre-funded Warrant was $0.7399.

Each Pre-funded Warrant is exercisable for one share of Common Stock for $0.0001 immediately upon issuance until all of the Pre-funded Warrants are exercised in full. The number of Pre-funded Warrant Shares is subject to adjustments for stock splits, recapitalizations and reorganizations.

The Shares, Pre-funded Warrants and Pre-funded Warrants Shares were offered pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-267696), which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 13, 2023, as supplemented by a prospectus supplement and accompanying base prospectus dated March 18, 2024, filed with the SEC on March 19, 2024 pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Securities Purchase Agreement contained customary representations and warranties. The offering closed on March 20, 2024 (the “Closing Date”).

Pursuant to an agreement with Maxim Group LLC, the Company paid Maxim Group LLC a tail fee of 7% of the aggregate gross proceeds obtained in the offering.

The Company received net proceeds of approximately $2.59 million from the offering, after deducting the estimated offering expenses payable by the Company, including the tail fees payable to Maxim Group LLC. The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital.

In addition, under the Securities Purchase Agreement, for a period from March 18, 2024 until 60 days after the Closing Date, subject to certain exceptions, neither the Company nor any of its subsidiaries shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the prospectus or filing a registration statement on Form S-8 in connection with any employee benefit plan.

The Securities Purchase Agreement also provides until 180 days after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of thereof) involving a variable rate transaction, except that any offer, sale and issuance of shares of Common Stock in connection with the At the Market Offering Agreement dated as of September 30, 2022, by and between the Company and H.C. Wainwright & Co., LLC, is permitted from the period sixty (60) days after the Closing Date and thereafter.

The foregoing descriptions of the Securities Purchase Agreement and Pre-funded Warrants purport to be summaries only. The forms of the Securities Purchase Agreement and Pre-funded Warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Securities Purchase Agreement and Pre-funded Warrants are qualified in their entirety by reference to such exhibits.

Item 3.02. Unregistered Sales of Equity Securities.

In a concurrent private placement with the offering disclosed in Item 1.01 of this Current Report on Form 8-K, the Company also issued the Purchaser unregistered warrants (the “Warrants”) to purchase up to an aggregate of 7,700,264 shares (the “Warrant Shares”).

Exercise Period and Price. The Warrants are exercisable for $0.74 per share of Common Stock commencing six months after the date of issuance, or September 20, 2024, until the five and a half-year anniversary date of the date of issuance, or September 20, 2029, for $0.74 per share, subject to adjustment as discussed below.

Cashless Exercise. If at the time of exercise of the Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the holder, then the Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise.”

Stockholder Approval. The Company agreed that it shall obtain written consent from holders representing more than 50% of the voting power of the Company’s outstanding voting stock eligible to vote at a meeting of the Company’s stockholders in lieu of a special meeting to approve, under the Nasdaq rules, the issuance of shares of Common Stock upon the exercise of the Warrants.

Resale/Registration Rights. Within 15 days of the offering, the Company is required to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale of the Warrants and to use commercially reasonable efforts to cause such registration statement to become effective within 60 days following the offering. The Company has agreed to keep such registration statement effective at all times until no purchaser owns any Warrants or shares of common stock issuable upon the exercise of Warrants.

Exercise Limitation. Any holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own more than 4.99% (or, upon the election of the holder, 9.99%) of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fundamental Transactions. In the event of a Fundamental Transaction (as defined in the Warrant), the surviving entity would be required to assume the Company’s obligations under the Warrant. In addition, if the Company engages in certain transactions that result in the holders of the Common Stock receiving consideration, a holder of the Warrant will have the option to either (i) exercise the Warrant prior to the consummation of such transaction and receive the consideration to be issued or distributed in connection with such transaction or (ii) cause the Company to repurchase the Warrant for its then Black Scholes Value (as defined in the Warrant).

The issuance of the Warrants pursuant to the Securities Purchase Agreement was made pursuant to the exemption from the registration requirements under the Securities Act available to the Company under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder due to the fact the offering of the Warrants did not involve a public offering of securities.

The foregoing description of the Warrants purports to be a summary only. The form of the Warrant is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the terms of the Warrants is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.

On March 18, 2024, the Company issued a press release announcing the pricing of the offering. A copy of the press release announcing this matter is filed as Exhibit 99.1 to this Report and is incorporated by reference into this Item 8.01.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Pre-funded Warrant
4.2	Form of Warrant
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1+	Securities Purchase Agreement dated March 18, 2024, between Worksport Ltd and the Purchaser
23.1	Consent of Sichenzia Ross Ference Carmel LLP (contained in Exhibit 5.1)
99.1	Press Release, dated March 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSPORT LTD.

Date: March 20, 2024	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	Chief Executive Officer (Principal Executive Officer)